As filed with the Securities Exchange Commission on September 20, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

51 Discovery Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

2007 Employment Inducement Award
(Full title of the plans)

Chun K. Hong President, Chief Executive Officer and Chairman of the Board 51 Discovery, Irvine, CA 92618
(Name and address of agent for service)

(949) 435-0025
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon exercise of options under individual option agreement	200,000	$1.73	$346,000	$10.62

(1)	These securities are issuable under an individual option agreement issued by Netlist, Inc., and not under Netlist, Inc.’s 2006 Equity Incentive Plan.

(2)

Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is computed based on based on the average of the high and low sales prices of the Registrant’s Common Stock on September 17, 2007.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Netlist, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as filed with the SEC on February 28, 2007;

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q for the quarterly fiscal period ended March 31, 2007, as filed with the SEC on May 15, 2007, and for the quarterly fiscal period ended June 30, 2007, as filed with the SEC on August 14, 2007;

(c)                                  The Registrant’s Current Reports on Form 8-K, as filed with the SEC on:

February 1, 2007,

April 6, 2007,

April 17, 2007,

May 11, 2007,

July 6, 2007,

August 1, 2007,

August 15, 2007,

August 16, 2007, and
September 18, 2007, respectively; and

(d)                                 The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description;

All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware Corporation Law.

The Registrant’s restated certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.  In addition, the Registrant’s amended and restated bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware law.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers (the form of which is filed as Exhibit 10.12 to the Registrant’s Registration Statement No. 333-136735 on Form S-1 filed with the SEC on August 18, 2006, as amended.  These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Item 7.   Exemptions from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

4.1	Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement.
4.3	Stock Option Agreement dated September 17, 2007 for options to purchase 200,000 shares of the Registrant’s common stock awarded to Nita J. Moritz.
5.1	Opinion of Bingham McCutchen LLP as to the legality of the common stock registered hereby.
23.1	Consent of KMJ Corbin & Company LLP (Formerly Corbin & Company, LLP).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 19th day of September, 2007.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer
and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Chun K. Hong and Gail Itow, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Chun Ki Hong	President, Chief Executive Officer and Chairman of the Board	September 18, 2007
Chun Ki Hong	(Principal Executive Officer)

/s/ Nita J. Moritz	Vice President and Chief Financial Officer (Principal	September 18, 2007
Nita J. Moritz	Financial and Accounting Officer)

/s/ Nam Ki Hong	Director	September 18, 2007
Nam Ki Hong

/s/ Thomas F. Lagatta	Director	September 18, 2007
Thomas F. Lagatta

/s/ Alan H. Portnoy	Director	September 18, 2007
Alan H. Portnoy

/s/ David M. Rickey	Director	September 18, 2007
David M. Rickey

	Director	September 18, 2007
Preston Romm

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement.
4.3	Stock Option Agreement dated September 17, 2007 for options to purchase 200,000 shares of the Registrant’s common stock awarded to Nita J. Moritz.
5.1	Opinion of Bingham McCutchen LLP as to the legality of the common stock registered hereby.
23.1	Consent of KMJ Corbin & Company LLP (Formerly Corbin & Company, LLP).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).